Exhibit 99.(g)(3)(h)

Exhibit A to the Global Securities Lending Agency Agreement, Between CITIBANK, N.A, As the Agent and the Lender LIST OF DESIGNATED HC CAPITAL TRUST ACCOUNTS* 1. No more than 5% of aggregate HCT fund assets should be lent at any time 2. No more than 10% of the assets of any one of the Designated Accounts should be lent at any time 3. Only securities with spread of 100 bps or more should be lent *See List of Designated Accounts below: Portfolio Name Manager Name STT Account # LEI Tax ID The U.S. Equity Portfolio (f/k/a Growth Equity Portfolio HCEGX HCGE SL 549300MW3X0K8IS0BP66 13-3802528 Parametric Portfolio Associates LLC 19VD Institutional U.S. Equity Portfolio (f/k/a Institutional Growth Equity Portfolio) HCIGX HCIGE SL ALBH7Q8PP5M876S0BG40 26-2494749 Mellon Corporation 19VN Mellon-RAFI Low Vol Factor Index 12XB RhumbLine Advisers 12XE Wellington 12WB The International Equity Portfolio HCIAX HCIE SL X8WIW4NZ8OYEWFQITC04 13-3802531 Parametric Portfolio Associates LLC 19VE The Institutional International Equity Portfolio HCITX HCIIE SL 5QQWDJIZNBMEBZIO5N19 26-2945290 City of London Investment Management Company, Ltd. 17WL Mellon Corporation 15VH Mellon Investments Corporation 19AP Mellon Investments Corporation 19AQ The Emerging Markets Portfolio HCEPX HCEM SL VI6IBWG64BGOMGYTV118 26-2944842 Mellon Corporation 14V5 The Core Fixed Income Portfolio HCFNX HCCFI SL 549300V6SICEFT7GZ352 31-1725592 Agincourt Capital Management LLC 14VB Mellon Corporation 14VD Mellon Corporation 14VA The Corporate Opportunities Portfolio (f/k/a The Fixed Income Opportunity Portfolio) HCHYX HCFIO SL 549300U1NVE3U4C6LB07 31-1725586 City of London Investment Management Company, Limited 16V7 The US Corporate Fixed Income Securities Portfolio HCUSCFI SL 549300ZD0H1S50Q9GQ96 90-0620195 Agincourt Capital Management LLC 12VX The ESG Growth Portfolio HCESX HC ESG SL 549300QNFCWAYJXKKH63 47-4140170 Mellon Investments Corporation 17VJ The Catholic SRI Growth Portfolio HCSRX HCCSRI SL 549300KDDB1XHRKIGN11 47-5479014 Mellon Corporation 17VU Docusign Envelope ID: 9FB859C1-16AA-448A-B0BD-3A312AE8A421

To the extent the custodian listed above is not Citibank, N.A., the Lender agrees to give irrevocable instructions to the applicable custodian substantially in the form of those set out in Annex 1 to this Exhibit A. CITIBANK, N.A., as Agent HC Capital Trust, as Lender By: _______________________________ By: _______________________________ Name: Colette Bergman Title: VP and Treasurer Dated as of: August 20, 2024 Docusign Envelope ID: 9FB859C1-16AA-448A-B0BD-3A312AE8A421 Director 8/20/2024